Exhibit 1.1

BLACKSTONE PRIVATE CREDIT FUND

(a Delaware statutory trust)

$750,000,000 Aggregate Principal Amount 6.200% Notes due 2031

UNDERWRITING AGREEMENT

August 17, 2026

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, NY 10281

SMBC Nikko Securities America, Inc.
277 Park Avenue, 5th Floor
New York, NY 10172

As Representatives of the
several Underwriters named
in Schedule A hereto

Ladies and Gentlemen:

Blackstone Private Credit Fund, a Delaware statutory trust (the “Company”), proposes to issue and sell $750,000,000 aggregate principal amount of 6.200% Notes due 2031 (the “Securities”). It is understood that, subject to the conditions hereinafter stated, the Securities will be sold by the Company to the several underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. shall act as the representatives of the Underwriters (the “Representatives”).

The Securities are to be issued pursuant to an Indenture, dated as of September 15, 2021 (the “Base Indenture”), as supplemented by the Twenty-Second Supplemental Indenture, to be dated as of August 19, 2026 (the “Twenty-Second Supplemental Indenture”; the Base Indenture, as supplemented by the Twenty-Second Supplemental Indenture, the “Indenture”), to be entered into between the Company and U.S. Bank Trust Company, National Association as trustee (the “Trustee”). The Securities will be issued in book-entry form to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) dated September 13, 2021, between the Company and DTC.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2ASR (File No. 333-284601), including the related base prospectus dated January 30, 2025 (the “Base Prospectus”), covering the registration of the sale of the Securities and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “Act”), which registration statement became effective upon filing with the Commission on January 30, 2025, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the information included or incorporated by reference in the Base Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B of the rules and regulations of the Commission under the Act (the “Act Regulations”) (the “Rule 430B Information”), and the information (if any) deemed to be part of, or incorporated by reference into, the registration statement at the time of effectiveness pursuant to paragraph (b) of Rule 424 (“Rule 424(b)”) of the Act Regulations, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company has also prepared and filed with the Commission a preliminary prospectus supplement dated August 17, 2026 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”). The Company will prepare and file a final prospectus supplement with the Commission pursuant to Rule 424(b) of the Act Regulations after the execution and delivery of this Agreement that supplements the Base Prospectus with respect to the offer and sale of the Securities (the “Final Prospectus Supplement”). The Final Prospectus Supplement and the Base Prospectus are herein called, collectively, the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include all financial statements and other information incorporated or deemed to be incorporated therein by reference pursuant to the rules of the Commission promulgated under the Act as of any specified date.

Any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is hereinafter called an “Issuer Free Writing Prospectus.” Any press releases or similar written materials meeting the definition of an “advertisement” as set forth in Rule 482 under the Act, the use of which has been consented to by each of the Representatives, is herein called “Rule 482 Material.” For purposes of this Agreement, all references to the Registration Statement, the preliminary prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-01358) (the “Notification of Election”) was filed with the Commission on October 5, 2020 under the Investment Company Act of 1940, as amended, and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “Investment Company Act”).

The Company has entered into that certain second amended and restated investment advisory agreement, effective as of January 1, 2025 (the “Investment Advisory Agreement”), with Blackstone Private Credit Strategies LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Advisers Act”). The Company has also entered into that certain administration agreement, effective as of January 1, 2025 (the “Administration Agreement”), with the Adviser.

As used in this Agreement:

“Applicable Time” means 3:30 P.M., New York City time, on August 17, 2026 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means (i) the preliminary prospectus, dated August 17, 2026 (the “Preliminary Prospectus”) and (ii) any Issuer Free Writing Prospectus listed on Schedule B hereto.

Section 1. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) the Company is eligible to use Form N-2ASR. Each of the Registration Statement and any amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus (including the Preliminary Prospectus) or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Act against the Company or related to the offering of Securities have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and will comply in all material respects with the requirements of the Act, the Act Regulations, the Investment Company Act and the Trust Indenture Act of 1939, as amended (the “TIA”). The Preliminary Prospectus, the Rule 482 Material, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act, the Act Regulations, the Investment Company Act and the TIA. The Preliminary Prospectus, the Rule 482 Material that is required to be filed with the Commission pursuant to Rule 482 of the Act and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; Rule 482 Material, as of its issue date and at all subsequent times through the completion of this offering and sale of the Securities, did not, does not and will not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been superseded or modified;

(ii) neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time contained, contains or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) the Preliminary Prospectus, when considered together with the General Disclosure Package, (C) any individual Issuer Free Writing Prospectus, (D) the Rule 482 Material, when considered together with the General Disclosure Package, (E) any investor presentation or “road show” presentation undertaken in connection with the marketing of the Securities, when considered together with the General Disclosure Package, nor (F) the quarterly fixed income investor presentation to be dated August 18, 2026 (the “Investor Presentation”), when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the TIA or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use in the Registration Statement, General Disclosure Package or Prospectus. For purposes of this Agreement, the only information so furnished on behalf of each Underwriter through the Representatives shall be the information in the first and second sentences of the tenth paragraph under the caption “Underwriting,” the information in the first, second and fifth sentences of the eleventh paragraph under the heading “Underwriting,” and the information in the first sentence of the twelfth paragraph under the heading “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”). Neither the Prospectus nor any amendment or supplement thereto, as of their respective date(s), at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to the Underwriter Information expressly for use in the Prospectus;

(iii) (A) the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto, nor any investor presentation or other written communications in connection with the marketing of the Securities, without the Representatives’ prior written consent. The Company shall furnish to the Representatives, without charge, as many copies of any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company as the Representatives may reasonably request. If at any time when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the Closing Time) there occurred an event or development as a result of which any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict so that the statements in such Issuer Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, that prior to amending or supplementing any such Issuer Free Writing Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Issuer Free Writing Prospectus, and the Company shall not file, use or refer to any such amended or supplemented Issuer Free Writing Prospectus without the Representatives’ prior written consent; (B) no Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been superseded or modified; and (C) the Company represents and agrees that, without the prior consent of the Representatives, it has not made and shall not make any offer relating to the Securities that could constitute an Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule B hereto;

(iv) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act Regulations) of the Securities and at the date hereof, the Company (A) was not, and is not, an “ineligible issuer,” as defined in Rule 405 under the Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer; and (B) was, and is, a “well-known seasoned issuer,” as defined under Rule 405 under the Act;

(v) the Company has not distributed or approved for distribution any Rule 482 Material other than such Rule 482 Material listed on Exhibit B hereto;

(vi) the documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii) the Company has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, and has the corporate power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and

has or had full power and authority to execute and deliver this Agreement, the Indenture, the Securities and the DTC Agreement; and the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries listed on Schedule C hereto (each a “Subsidiary” and collectively the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);

(viii) the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally (including, without limitation, laws with respect to fraudulent conveyance) and to general principles of equity and public policy (regardless of whether enforcement is considered in a proceeding in equity or law (collectively, the “Enforceability Exceptions”);

(ix) the Twenty-Second Supplemental Indenture has been duly authorized, and at the Closing Time, will be executed and delivered by the Company and when duly authorized, executed and delivered by the Trustee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(x) the DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(xi) the Base Indenture has been qualified under the TIA;

(xii) the Securities have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(xiii) the Company does not own any real property; the Company has no subsidiary (as defined in the Act) other than the Subsidiaries; each of the Subsidiaries has been duly organized, is validly existing as a limited liability company or a corporation, as the case may be, is in good standing under the laws of its jurisdiction of organization, has the power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties, except any liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect; the Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect;

(xiv) (i) the Company has as adjusted authorized and outstanding shares of capital stock as set forth in the section of the Prospectus entitled “Capitalization”; (ii) all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive right or other similar rights; and (iii) as of June 30, 2026, the Company’s total consolidated indebtedness was as set forth in the Prospectus;

(xv) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their respective terms, provided, however, that each of the Company and the Adviser makes no representation or warranty with respect to the Enforceability Exceptions;

(xvi) no person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities;

(xvii) neither the Company nor any Subsidiary is (A) in violation of its charter, by-laws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or any Subsidiary, as applicable, (B) in breach of (nor has any event occurred that, with notice or lapse of time or both, would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect;

(xviii) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (A) violate the charter, by-laws or other organizational documents of the Company, or (B) result in any breach of (nor has any event occurred which, with notice, lapse of time or both, would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (C) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect and, with respect to clause (C), to the extent such violation would not reasonably be expected to have a Material Adverse Effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus;

(xix) no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, except (A) such as have been made or obtained and as such as may be required under the Act, the Investment Company Act, state securities laws, the rules of the Financial Regulatory Authority, Inc. (“FINRA”) or to qualify the Indenture under the TIA and (B) (i) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the issuance and sale of the Securities, and (ii) there are no contracts, agreements or understandings between the Company and any person that would grant such person the right to require the Company to describe or include as exhibits such agreement in the Registration Statement, the General Disclosure Package or the Prospectus if the offering of the Securities was pursuant to a registration under the Act;

(xx) each of the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain such Consent or make such filing would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxi) all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements or documents that would be required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or that would be required to be filed as exhibits to the Registration Statement, the General Disclosure Package or the Prospectus if the Securities were offered pursuant to a registration under the Act, have been so described in the Registration Statement, the General Disclosure Package or the Prospectus;

(xxii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries, or, to the Company’s knowledge, any of their respective trustees or directors, managing members or officers, is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiaries, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(xxiii) (A) the Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company, such election is effective and the Company has not withdrawn such election and, to the Company’s knowledge, the Commission has not ordered such election to be withdrawn nor, to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; (B) the provisions of the corporate charter and by-laws of the Company and the investment objectives, policies and restrictions of the Company described in the Prospectus, assuming they are implemented as described, comply in all material respects with the requirements of the Investment Company Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the Act and the Investment Company Act applicable to business development companies and the rules and regulations promulgated thereunder, except as is not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect;

(xxiv) Deloitte & Touche LLP (“Deloitte”), whose reports on the audited consolidated financial statements of the Company are filed with the Commission and included or incorporated by reference in the Prospectus, is an independent registered public accounting firm within the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(xxv) the consolidated financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus, together with the related notes, present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission); and the financial highlights information included or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus that are not included or incorporated by reference (as applicable) as required; the Company does not have any material liabilities or obligations, direct or, to the Company’s knowledge, contingent (including any off balance sheet obligations), not disclosed in the Registration Statement, General Disclosure Package and Prospectus; and all disclosures contained in the Registration Statement, General Disclosure Package and Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. Subsequent to the date of the most recent financial statements contained in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiaries;

(xxvi) each of the Company and the Subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such term is used in the Investment Company Act;

(xxvii) each of the Company and the Subsidiaries owns, or has obtained valid and enforceable licenses for or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any Subsidiary has received written notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or of any Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would reasonably be expected to result in a Material Adverse Effect;

(xxviii) the Company maintains insurance covering its operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and the Company reasonably expects such insurance will be fully in force on the Closing Time;

(xxix) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxx) the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xxxi) neither the Company nor, to the Company’s knowledge, any of its respective trustees, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale of the Securities; provided, that any action in connection with the Company’s distribution reinvestment plans will not be deemed a violation of this paragraph;

(xxxii) the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data in the Registration Statement, the General Disclosure Package and the Prospectus from such sources to the extent required;

(xxxiii) to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers or trustees, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(xxxiv) (A) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) the approvals by the board of trustees and the shareholders of the Company of the Investment Advisory Agreement have been made to the extent required by Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(xxxv) except as disclosed in the Registration Statement and the Prospectus (A) no person is serving or acting as an officer, trustee or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act applicable to business development companies and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) to the knowledge of the Company, no trustee of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(xxxvi) the Company and, to its knowledge, its trustees and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the Commission’s published rules promulgated thereunder;

(xxxvii) (A) each of the Company and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and (B) the Company has elected to be treated, and operates its business so as to qualify, as a regulated investment company under Subchapter M of the Code;

(xxxviii) the operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended, the applicable anti-money laundering statutes of jurisdictions where the Company and each of the Subsidiaries conducts business, and the rules and regulations promulgated thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened;

(xxxix) neither the Company, nor, to the Company’s knowledge, any trustee, officer, employee or any affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”) or of the U.K. Bribery Act 2010 and the rules and regulations promulgated thereunder (the “U.K. Bribery Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act, and the Company, and to the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and the U.K. Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-corruption laws;

(xl) neither the Company, nor, to the Company’s knowledge, any trustee, officer, employee, affiliate or agent of the Company (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any sanctions administered by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department

of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions that broadly prohibit dealings with that country or territory as of the date of this agreement (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will directly or indirectly (which shall not include anything done with any such proceeds after they have been received by any affiliate of the Underwriters) use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner, person or entity in any manner to fund or facilitate any activities or business of or with any Sanctioned Person or vessel that is the subject of Sanctions or in any Sanctioned Country, at the time of such funding or facilitation or that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an underwriter, advisor, investor or otherwise). Neither the Company nor any of its Subsidiaries have knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person or with or in a Sanctioned Country, nor does the Company or any of its Subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Country;

(xli) the Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

(xlii) there are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(b) Representations and Warranties of the Adviser. The Adviser, in its capacity as the adviser under the Investment Advisory Agreement or in its capacity as administrator under the Administration Agreement, as the case may be, represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:

(i) the Adviser has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement; the Adviser had full power and authority to execute and deliver the Investment Advisory Agreement and the Administration Agreement, as applicable; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser Material Adverse Effect”);

(ii) the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations promulgated thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(iii) there are no actions, suits, claims, proceedings or, to the Adviser’s knowledge, investigations pending or, to the knowledge of the Adviser, threatened to which the Adviser, to the knowledge of the Adviser, any of its respective officers, partners, or members are or would be a party, or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser, (A) have, individually or in the aggregate, an Adviser Material Adverse Effect, or (B) prevent the consummation of the transactions contemplated hereby;

(iv) the Adviser is not (A) in violation of its limited liability company operating agreement, or (B) in breach of (nor has any event occurred that, with notice or lapse of time or both, would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or other agreement or instrument to which the Adviser is a party, or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect;

(v) the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement, the consummation of the transactions contemplated hereby and thereby will not (A) violate the limited liability company operating agreement of the Adviser, or (B) result in any breach of (nor has any event occurred that, with notice, lapse of time or both, would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or other agreement or instrument to which the Adviser is a party or (C) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (B) and (C), to the extent that any such breach or violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under), (D) the Adviser’s limited liability company operating agreement, (E) other organizational documents of the Adviser, (F) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness or other agreement or instrument to which the Adviser is a party or (G) any law, regulation, rule or any decree, judgment or order applicable to the Adviser, except, with respect to clauses (F) and (G), to the extent that any such breach, violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect;

(vi) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser; this Agreement, the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser, provided, however, that the Adviser makes no representations or warranties with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by the Enforceability Exceptions;

(vii) the descriptions of the Adviser contained in the Registration Statement, the General Disclosure Package and the Prospectus are true, accurate and complete in all material respects;

(viii) the Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, General Disclosure Package and the Prospectus and under this Agreement and with respect to the Investment Advisory Agreement and the Administration Agreement, as applicable;

(ix) subsequent to the date of the most recent financial statements contained in the Registration Statement, General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization, prospects, or regulatory status of the Adviser;

(x) the Adviser has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not reasonably be expected to have an Adviser Material Adverse Effect; the Adviser is not in violation of, or in default under, nor has the Adviser received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser, except where such revocation or modification would not reasonably be expected to have, individually or in the aggregate, an Adviser Material Adverse Effect;

(xi) the Adviser, nor, to the knowledge of the Adviser, any of its respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(xii) the Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, or the Adviser, plans to terminate employment with the Company, the Adviser or (B) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect, respectively;

(xiii) the Adviser (in its capacity as adviser under the Investment Advisory Agreement) maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(xiv) the Adviser (in its capacity as administrator under the Administration Agreement) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xv) Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, employee or affiliate of the Adviser, is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the FCPA or the U.K. Bribery Act; and

(xvi) Neither the Adviser nor, to the Adviser’s knowledge, any director, officer, employee or affiliate or agent of the Adviser, representative or agent thereof (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any Sanctions, (ii) is located, organized or resident in a Sanctioned Country or (iii) will directly or knowingly indirectly (which shall not include anything done with any such proceeds after they have been received by any affiliate of the Underwriters) use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner, person or entity in any manner to fund or facilitate any activities or business of or with any Sanctioned Person or vessel that is the subject of Sanctions or in any Sanctioned Country, at the time of such funding or facilitation or that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an underwriter, advisor, investor or otherwise).

Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Adviser, nor any of the Adviser’s subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, nor does the Adviser or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Sale and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price (the “Purchase Price”) to be paid by the several Underwriters set forth in Schedule A attached hereto, that aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment and Delivery. Payment of the Purchase Price for the Securities by the Underwriters to the Company, and delivery of the Securities shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on August 19, 2026 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment of the Purchase Price for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives through the facilities of DTC for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Securities which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the Purchase Price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. It is further understood, that each Underwriter has not sold, and will not sell, the Securities within the United States except to persons whom it reasonably believes to be a Qualified Institutional Buyer within the meaning of Rule 144A of the Securities Act.

Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Rule 482 Material, Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Preliminary Prospectus, the Rule 482 Material or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Act or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will use its commercially reasonable efforts to comply with the Act and the Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Rule 482 Material, the General Disclosure Package or the Prospectus in order that the Rule 482 Material, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Rule 482 Material, the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Rule 482 Material, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Commission Filings. The Company has furnished or, upon written request of the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of (i) the Notification of Election and (ii) the Registration Statement, each as originally filed, and of each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Notification of Election and the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Notification of Election and Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is required to be delivered under the Act, such number of copies of the Rule 482 Material, the Prospectus (as may be amended or supplemented) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Rule 482 Material, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as reasonably required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on EDGAR.

(g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in all material respects as described in each of the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h) Restriction on Transfer. Except as previously disclosed to the Representatives, through the Closing Time, the Company shall not, and shall cause its Subsidiaries not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Act with respect to any of the foregoing, without the prior written consent of the Representatives, which may not be unreasonably withheld. The foregoing sentence shall not apply to sales to the Underwriters pursuant to this Agreement.

(i) Reporting Requirements. The Company has filed and will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) Business Development Company Status. The Company, during a period of twenty-four (24) months from the date of the Prospectus, will use commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may cease to be, or withdraw its election as, a business development company with the approval of the board of trustees and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(k) Regulated Investment Company Status. The Company will use its commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the Investment Company Act.

(l) Cooperation with DTC. The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(m) Accounting Controls. The Company will use its commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of trustees.

Section 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock transfer or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Adviser’s counsel, accountants and other advisers, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, (vi) the fees and expenses of the Trustee, any transfer agent, registrar or depositary with respect to the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the marketing of the Securities, including without limitation, reasonable and documented expenses associated with travel, the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (such fees and expenses pursuant to this clause (viii) and clause (v), in the aggregate, shall not exceed $10,000) and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). It is, however, understood that except as provided in this Section 4 and Sections 6 and 7, the Underwriters shall pay all of their own costs and expenses, including, without limitations, the fees and disbursements of their counsel, any advertising expenses connected with any offers they make and 50% of the costs of any chartered private aircraft incurred in connection with the road show and all travel, lodging and other expenses of the Underwriters incurred by them in connection with any road show.

(b) Termination of Agreement. If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained herein or in certificates of any officer of the Company or the Adviser delivered pursuant to the provisions hereof, to the performance by the Company and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424(b) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b) Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinions, dated as of the Closing Time, of Simpson Thacher and Bartlett LLP, counsel for the Company and the Adviser, and Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Adviser, in each case, in form and substance reasonably satisfactory to counsel for the Underwriters. Such counsels may state that insofar as such opinions involve factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Ropes & Gray LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the sale of the Securities and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(d) Officers’ Certificates.

(i) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate, in substantially the form attached as Exhibit A-1 hereto, of (i) the chief executive officer or the president of the Company and (ii) the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(ii) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, an Adviser Material Adverse Effect, and the Representatives shall have received a certificate, in substantially the form attached as Exhibit A-2 hereto, of two appropriate senior officers of the Adviser, dated the Closing Time, to the effect that (A) there has been no such Adviser Material Adverse Effect, (B) the representations and warranties of the Adviser in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(iii) At the time of the execution of this Agreement, the Representatives shall have received from the Chief Financial Officer at the Company, dated such date, a certificate representing to certain financial and other matters in substantially the form attached as Exhibit A-3 hereto.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(g) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Adviser in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(h) Material Adverse Change. Between the Applicable Time and the Closing Time, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Subsidiaries or the Adviser, taken as a whole shall occur or become known.

(i) Twenty-Second Supplemental Indenture and Securities. The Company and the Trustee shall have executed, authenticated, as applicable, and delivered the Twenty-Second Supplemental Indenture and the Securities.

(j) No Ratings Downgrade. Between the Applicable Time and the Closing Time, there shall not have been any decrease in the rating of any debt incurred by the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, any Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto), or (B) any road show or the Investor Presentation, or the omission or alleged omission in any preliminary prospectus, the Rule 482 Material, any road show or the Investor Presentation, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by the Adviser. The Adviser agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, any Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto), or (B) any road show or the Investor Presentation, or the omission or alleged omission in any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, any road show, any Rule 482 Material, the Investor Presentation, or the General Disclosure Package of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent the loss, liability, claim, damage and expense relates to information concerning the Adviser;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission related to the Adviser, or any such alleged untrue statement or omission related to the Adviser; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission related to the Adviser, or any such alleged untrue statement or omission related to the Adviser, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Indemnification of Company, Trustees, Directors, Officers and Adviser. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Adviser, their trustees or directors, as applicable, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in subsections (a) and (b) of this Section, as incurred, but only with respect to any losses, liabilities, claims, damages and expenses that arise out of, or are based upon, any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus, Rule 482 Material or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it has not been materially prejudiced (including through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsections (a) and (b) of this Section, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to subsection (c) of this Section, counsel to the indemnified parties shall be selected by the Company. An indemnifying party shall not have the right to direct the defense of any direction in any proceeding on behalf of the indemnified party or parties. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the reasonably incurred and documented fees and expenses of more than one (1) counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. For the avoidance of doubt, the Adviser’s contribution agreement shall only apply to instances in which the Adviser has an indemnity obligation as described above in Section 6(b).

The relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one (1) entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total aggregate offering price of the Securities less the aggregate price at which such Underwriter purchases the Securities from the Company exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act and any applicable guidance from the Commission or its staff thereunder.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Adviser, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser or any of the Adviser’s subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or its Affiliates or selling agents, any person controlling any Underwriter, its officers or trustees or any person controlling the Company and (ii) delivery of and payment for the Securities.

Section 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by written notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the NYSE MKT or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within twenty-four (24) hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or the obligation of the Underwriters to purchase shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (i) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, email: tmgcapitalmarkets@wellsfargo.com; (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, Facsimile: (646) 291-1469; (iii) Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282-2198, Attention: Registration Department, Email: registration-syndops@ny.email.gs.com; (iv) RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: DCM Transaction Management, telephone: (212) 618-7706, email: TMGUS@rbccm.com; and (v) SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, Attention: Debt Capital Markets, email: NikkoGCNotices@smbcnikko-si.com; and a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul Tropp, Esq.; notices to the Company and the Adviser shall be directed to them at 345 Park Avenue, New York, NY 10154, attention of Lucie Enns; and a copy, which shall not constitute notice, to Simpson Thacher & Bartlett LLP, 900 G Street NW, Washington, D.C., Attention: Steven Grigoriou, Esq.

Section 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisers to the extent it deemed appropriate.

Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Adviser and their respective successors and the controlling persons and officers and trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Adviser and their respective successors, and said controlling persons and officers and trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 17. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 21. Regulation BI. The Company acknowledges that in connection with the offering of the Securities: none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

Section 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Adviser (in its capacity as the adviser under the Investment Advisory Agreement and in its capacity as the administrator under the Administration Agreement) in accordance with its terms.

Very truly yours, BLACKSTONE PRIVATE CREDIT FUND
By:	/s/ Lucie Enns
Name: Lucie Enns
Title: Chief Legal Officer and Secretary
BLACKSTONE PRIVATE CREDIT STRATEGIES LLC
By:	/s/ Lucie Enns
Name: Lucie Enns
Title: Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	WELLS FARGO SECURITIES, LLC
By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director
By:	CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director
By:	GOLDMAN SACHS & CO. LLC
By:	/s/ Kyle Fischer
Name: Kyle Fischer
Title: Managing Director
By:	RBC CAPITAL MARKETS, LLC
By:	/s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director
By:	SMBC NIKKO SECURITIES AMERICA, INC.
By:	/s/ Michael Lazar
Name: Michael Lazar
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The purchase price for the Securities to be paid by the Underwriters shall be 98.266% of the aggregate principal amount thereof, plus accrued interest from August 19, 2026.

Underwriter	Principal Amount of Securities to be Purchased
Wells Fargo Securities, LLC	$82,500,000
Citigroup Global Markets Inc.	$82,500,000
Goldman Sachs & Co. LLC	$82,500,000
RBC Capital Markets, LLC	$82,500,000
SMBC Nikko Securities America, Inc.	$82,500,000
MUFG Securities Americas Inc.	$16,875,000
Barclays Capital Inc.	$15,000,000
Deutsche Bank Securities Inc.	$15,000,000
J.P. Morgan Securities LLC	$15,000,000
Morgan Stanley & Co. LLC	$15,000,000
Truist Securities, Inc.	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
BofA Securities, Inc.	$13,125,000
BNP Paribas Securities Corp.	$13,125,000
ING Financial Markets LLC	$13,125,000
PNC Capital Markets LLC	$13,125,000
TD Securities (USA) LLC	$13,125,000
Credit Agricole Securities (USA) Inc.	$11,250,000
HSBC Securities (USA) Inc.	$11,250,000
Mizuho Securities USA LLC	$11,250,000
Regions Securities LLC	$11,250,000
SG Americas Securities, LLC	$11,250,000
Standard Chartered Bank	$11,250,000
Blackstone Securities Partners L.P.	$52,500,000
BNY Mellon Capital Markets, LLC	$5,625,000
CIBC World Markets Corp.	$5,625,000
Fifth Third Securities, Inc.	$5,625,000
M&T Securities, Inc.	$5,625,000
Keefe, Bruyette & Woods, Inc.	$3,750,000
Natixis Securities Americas LLC	$3,750,000
Raymond James & Associates, Inc.	$3,750,000
Synovus Securities, Inc.	$3,750,000
Academy Securities, Inc.	$1,875,000
CastleOak Securities, L.P.	$1,875,000
Drexel Hamilton, LLC	$1,875,000
R. Seelaus & Co., LLC	$1,875,000
Total	$750,000,000

SCHEDULE B

ISSUER FREE WRITING PROSPECTUSES:

1.  Pricing Term Sheet, dated August 17, 2026, containing the terms of the Securities, substantially in the form of Exhibit A, filed with the Commission on August 17, 2026 pursuant to Rule 433 (the “Pricing Term Sheet”).

SCHEDULE C

BCRED Baker Peak Funding GP LLC	Delaware
BCRED Baker Peak Funding LP	Delaware
BCRED Bard Peak Funding GP LLC	Delaware
BCRED Bard Peak Funding LP	Delaware
BCRED Bear Peak Funding LLC	Delaware
BCRED Bison Peak Funding LLC	Delaware
BCRED Blanca Peak Funding LLC	Delaware
BCRED Borah Peak Funding LLC	Delaware
BCRED Bushnell Peak Funding LLC	Delaware
BCRED Castle Peak Funding LLC	Delaware
BCRED Crystal Peak Funding GP LLC	Delaware
BCRED Crystal Peak Funding LP	Delaware
BCRED Denali Peak Funding LLC	Delaware
BCRED Granite Peak Funding LLC	Delaware
BCRED Haydon Peak Funding LLC	Delaware
BCRED Jacque Peak Funding LLC	Delaware
BCRED Maroon Peak Funding LLC	Delaware
BCRED Meadow Pass WH Funding LLC	Delaware
BCRED Meridian Peak Funding LLC	Delaware
BCRED Middle Peak Funding GP LLC	Delaware
BCRED Middle Peak Funding LP	Delaware
BCRED Monarch Peak Funding LLC	Delaware
BCRED Naomi Peak Funding LLC	Delaware
BCRED Phoenix Peak Funding LLC	Delaware
BCRED Ramsey Peak Funding GP LLC	Delaware
BCRED Ramsey Peak Funding LP	Delaware
BCRED Shawnee Peak Funding GP LLC	Delaware
BCRED Shawnee Peak Funding LP	Delaware
BCRED Sonora Peak Funding GP LLC	Delaware
BCRED Sonora Peak Funding LP	Delaware
BCRED Stanton Peak Funding GP LLC	Delaware
BCRED Stanton Peak Funding LP	Delaware

BCRED Summit Peak Funding LLC	Delaware
BCRED Twin Peaks LLC	Delaware
BCRED Weller Peak Funding PE LLC	Delaware
BCRED Weller Peak Funding LLC	Delaware
BCRED Windom Peak Funding GP LLC	Delaware
BCRED Windom Peak Funding LP	Delaware
BCRED BSL WH 2022-1 Funding LLC	Delaware
BCRED Investments LLC	Delaware
BCRED X Holdings LLC	Delaware
BCRED BSL Static CLO 2025-1, Ltd.	Cayman Islands
BCRED BSL Static CLO 2025-1, LLC	Delaware
BCRED BSL CLO 2021-2, Ltd.	Cayman Islands
BCRED BSL CLO 2021-2 LLC	Delaware
BCRED BSL CLO 2022-1 Ltd.	Jersey
BCRED BSL CLO 2022-1 LLC	Delaware
BCRED MML CLO 2021-1 LLC	Delaware
BCRED MML CLO 2022-1 LLC	Delaware
BCRED MML CLO 2022-2 LLC	Delaware
BCRED CLO 2023-1 Depositor LLC	Delaware
BCRED CLO 2023-1 LLC	Delaware
BCRED CLO 2024-1 Depositor LLC	Delaware
BCRED CLO 2024-1 LLC	Delaware
BCRED CLO 2024-2 Depositor LLC	Delaware
BCRED CLO 2024-2 LLC	Delaware
BCRED CLO 2025-1 Depositor LLC	Delaware
BCRED CLO 2025-1 LLC	Delaware
BCRED CLO 2026-1 Depositor LLC	Delaware
BCRED CLO 2026-1 LLC	Delaware
BCRED CLO 2026-2 Depositor LLC	Delaware
BCRED CLO 2026-2 LLC	Delaware
BCRED PC Static 2026-1 Depositor LLC	Delaware
BCRED PC Static 2026-1 LLC	Delaware
BCRED PC Static 2026-2 Depositor LLC	Delaware

BCRED PC Static 2026-2 LLC	Delaware
BCRED Lender Finance 2025-1 Depositor LLC	Delaware
BCRED Lender Finance 2025-1 LLC	Delaware
BCRED Lender Finance 2025-2 Depositor LLC	Delaware
BCRED Lender Finance 2025-2 LLC	Delaware
BCRED Lender Finance 2026-1 Depositor LLC	Delaware
BCRED Lender Finance 2026-1 LLC	Delaware
BCRED Associates GP (Lux) S.à r.l	Luxembourg
BCRED Direct Lending I (Lux) SCSp	Luxembourg
BCRED C-1 LLC	Delaware
BCRED C-2 Funding LLC	Delaware
BCRED C-3 Funding LLC	Delaware

Exhibit A

PRICING Term Sheet

Blackstone Private Credit Fund

$750,000,000 6.200% Notes due 2031

PRICING TERM SHEET

August 17, 2026

The following sets forth the final terms of the 6.200% Notes due 2031 (the “Notes”) and should only be read together with the preliminary prospectus supplement, dated August 17, 2026 (the “Preliminary Prospectus Supplement”) related to the Notes, and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer: Security Title: Expected Ratings*:	Blackstone Private Credit Fund 6.200% Notes due 2031 Baa2 (stable) (Moody’s) / BBB- (positive) (S&P)
Aggregate Principal Amount Offered:	$750,000,000
Maturity Date:	November 15, 2031
Trade Date: Settlement Date**: Interest Payment Dates:	August 17, 2026 August 19, 2026 (T+2) May 15 and November 15, commencing May 15, 2027
Price to Public (Issue Price):	98.966% of the principal amount
Coupon (Interest Rate):	6.200%
Yield to Maturity:	6.428%
Spread to Benchmark Treasury:	+205 basis points
Benchmark Treasury:	4.375% due July 31, 2031
Benchmark Treasury Price and Yield:	99-31+ / 4.378%
Optional Redemption:

Prior to October 15, 2031 (the date falling one month prior to the maturity date of the Notes) (the “Par Call Date”), we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of:

- 100% of the principal amount of the Notes to be redeemed, or

-        the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the redemption date) on the Notes to be redeemed through the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 35 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	09261HCD7 / US09261HCD70
Joint Book-Running Managers:

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

MUFG Securities Americas Inc.

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

BofA Securities, Inc.

BNP Paribas Securities Corp.

ING Financial Markets LLC

PNC Capital Markets LLC

TD Securities (USA) LLC

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Regions Securities LLC

SG Americas Securities, LLC

Standard Chartered Bank

Co-Managers:

Blackstone Securities Partners L.P.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

Fifth Third Securities, Inc.

M&T Securities, Inc.

Keefe, Bruyette & Woods, Inc.

Natixis Securities Americas LLC

Raymond James & Associates, Inc.

Synovus Securities, Inc.

Academy Securities, Inc.

CastleOak Securities, L.P.

Drexel Hamilton, LLC

R. Seelaus & Co., LLC

Note:     *A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Note:     **Blackstone Private Credit Fund expects that delivery of the Notes will be made to investors on or about August 19, 2026, which will be the second business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+2, to specify an alternative arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of Blackstone Private Credit Fund before investing.  The Preliminary Prospectus Supplement contains this and other information about Blackstone Private Credit Fund and should be read carefully before investing.

The Preliminary Prospectus Supplement and this pricing term sheet are not offers to sell any securities of Blackstone Private Credit Fund and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Blackstone Private Credit Fund, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement if you request it from Wells Fargo Securities, LLC at 1 (800) 645-3751, Citigroup Global Markets Inc. at 1 (800) 831-9146, Goldman Sachs & Co. LLC at 1 (866) 471-2526, RBC Capital Markets, LLC at 1 (866) 375-6829 or SMBC Nikko Securities America, Inc. at 1 (888) 868-6856.

Any disclaimers or notices that may appear on this term sheet below the text of this legend are not applicable to this term sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this term sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

EXHIBIT A-1

Form of Certificate Required by Section 5(d)(i)

1.    There has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

2.    The representations and warranties of the Company in Section 1(a) of the Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time.

3.    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

4.    No stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

EXHIBIT A-2

Form of Certificate Required by Section 5(d)(ii)

1.    There has been no Adviser Material Adverse Effect.

2.    The representations and warranties of the Adviser in Section 1(b) of the Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time.

3.    The Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

EXHIBIT A-3

Form of Certificate Required by Section 5(d)(iii)

CHIEF FINANCIAL OFFICER’S CERTIFICATE

August 17, 2026

I, Teddy Desloge, do hereby certify that I am the Chief Financial Officer of Blackstone Private Credit Fund, a Delaware statutory trust (the “Company”), and, solely in my capacity as such and not in my individual capacity, do hereby certify that:

1.    I am providing this certificate in connection with the Company’s offering (the “Offering”) of $750,000,000 aggregate principal amount of 6.200% Notes due 2031 (the “Notes”), as described in the Company’s preliminary prospectus, dated August 17, 2026 (the “Preliminary Prospectus”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement, dated August 17, 2026, by and among the Company and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc., as the representatives of the underwriters of the Notes (the “Representatives”).

2.    I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its consolidated subsidiaries.

3.    I, or members of my staff, have reviewed each of the circled items marked on the Company’s Form 8-K, filed with the Commission on July 23, 2026, attached hereto as Exhibit A and the Company’s Preliminary Prospectus, attached hereto as Exhibit B (collectively, the “Certified Information”) and confirm that I, or members of my staff, have reviewed the following procedures with respect to the Certified Information: compared the dollar amounts and percentages with the corresponding amounts included in the Company’s accounting records, or analyses prepared by the Company from its accounting or other internal records and found them to be in agreement.

4.    Based on such examination and review, nothing has come to my attention that causes me to believe that any of the Certified Information is not true, accurate and complete in all material respects as of the date of such information.

This certificate is being furnished to Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. as the Representatives of the Underwriters, solely to assist them in conducting their investigation of the Company in connection with the Offering. This certificate may be relied upon by the Underwriters for this purpose.

Exhibit B

RULE 482 MATERIAL

None.